Exhibit 99.1

Alere Reports Preliminary First Quarter 2015 Financial Results and

Announces 2014 Restatement

•	Net revenue of $610.4 million; non-GAAP adjusted net revenue of $610.7 million

•	Total organic revenue growth was 2.6 percent; excluding North America influenza sales, organic growth was 0.5 percent

•	$0.11 loss per diluted share available to common stockholders from continuing operations; non-GAAP adjusted income of $0.57 per diluted share available to common stockholders from continuing operations

•	Company to restate 2014 financial statements; adjustments primarily related to net deferred tax assets attributable to discontinued operations and divestitures

•	Restatement not expected to impact Company’s 2015 financial guidance or materially impact 2014 non-GAAP results

WALTHAM, Mass., May 5, 2015 – Alere Inc. (NYSE: ALR), a global leader in rapid diagnostic tests, today announced its preliminary financial results for the quarter ended March 31, 2015. Net revenue was $610.4 million, a decrease of 2.4 percent, compared to $625.2 million in the first quarter of 2014. Non-GAAP adjusted net revenue was $610.7 million, a decrease of 2.4 percent, compared to $625.7 million in the first quarter of 2014. Net revenue in the first quarter of 2015 included negative foreign currency impact of $28.7 million.

Net Revenue (in millions)	First Quarter 2015	First Quarter 2014 (1) (2)	% Change
Cardiometabolic	$205	$214	(4)
Infectious Disease	$179	$168	7
Toxicology	$149	$155	(4)
Other	$51	$61	(16)
Consumer Diagnostics	$22	$22	—
License and Royalty	$4	$5	(2)

Total	$610	$625	(2)

(1)	Revenues, other than License and Royalty, have been reclassified due to a change in segment reporting as a result of the divestiture of our health management business in 2015 and the results of our patient self-testing business are primarily included within Cardiometabolic.
(2)	Our review of our 2014 financial results in connection with the restatement discussed below is continuing, but at present, we do not expect that the restatement will materially alter the 2014 revenue figures presented above.

“Our first quarter performance reflected solid execution within each of our three business areas despite significant foreign currency headwinds,” said Namal Nawana, CEO and President of Alere. “Looking ahead, we continue to focus on our execution, particularly in maintaining strong operating expense discipline and launching new products, and we reaffirm our financial guidance for 2015.”

First Quarter 2015 Results

Non-GAAP adjusted net revenue of $610.7 million for the first quarter of 2015 included increases of $13.0 million in North American influenza sales, $7.0 million in patient self-testing and mail-order diabetes sales and $6.5 million in core Toxicology (excluding pain management), offset by $28.7 million in foreign currency exchange, a $12.5 million revenue decrease in our pain management business, and a $4.5 million revenue decrease in North America INRatio® product sales.

Gross profit was $294.3 million in the first quarter of 2015, with 48.2 percent gross margin. On a non-GAAP basis, adjusted gross profit was $310.8 million, with 50.9 percent gross margin in the first quarter of 2015. Non-GAAP adjusted gross profit excludes amortization of acquisition-related intangibles, restructuring charges, stock-based compensation and costs associated with potential business dispositions.

Total operating expenses were $264.6 million, or 43.3 percent of net revenue in the first quarter of 2015. R&D expense was $28.0 million, or 4.6 percent of net revenue, and SG&A expense was $201.8 million, or 33.1 percent of net revenue in the first quarter of 2015. On a non-GAAP basis, adjusted total operating expenses during the first quarter of 2015 were $193.4 million, or 31.7 percent of non-GAAP adjusted net revenue, comprised of $26.3 million of non-GAAP adjusted R&D expenses, or 4.3 percent of non-GAAP adjusted net revenue, and non-GAAP adjusted SG&A expenses of $167.1 million, or 27.4 percent of non-GAAP adjusted net revenue. Non-GAAP adjusted operating expenses, non-GAAP adjusted R&D expenses and non-GAAP adjusted SG&A expenses exclude, as applicable, amortization of acquisition-related intangibles, restructuring charges, stock-based compensation, fair value adjustments to contingent consideration, compensation costs associated with contingent consideration and costs associated with potential business dispositions. Also included in total operating expenses for the first quarter of 2015 is $27.4 million of costs associated with the impairment of assets in connection with the closure of our Alere Analytics and Alere Connect operations and a $7.4 million net loss on business dispositions. Both of these amounts are excluded from non-GAAP adjusted total operating expenses.

Operating income was $29.7 million in the first quarter of 2015. On a non-GAAP basis, adjusted operating income was $117.4 million in the first quarter of 2015.

Loss from continuing operations available to common stockholders was $9.2 million or $0.11 per diluted share in the first quarter of 2015. On a non-GAAP basis, the Company reported adjusted income from continuing operations available to common stockholders of $50.4 million, or $0.57 per diluted share in the first quarter of 2015.

Detailed reconciliations of the non-GAAP financial measures presented in this release to the most directly comparable financial measures under GAAP, as well as a discussion regarding these non-GAAP financial measures, are included in the schedules to this press release.

2015 Business Outlook

For the year ending December 31, 2015, the Company expects:

•	Net revenue to be in the range of $2.5 billion to $2.6 billion

•	Non-GAAP adjusted net income from continuing operations available to common stockholders in the range of $2.40 to $2.50 per diluted share

2014 Restatement

Today we filed a Form 8-K with the Securities and Exchange Commission which indicates that our 2014 annual and interim financial statements should not be relied upon because of errors related to the accounting for income taxes in our discontinued operations, including the Alere Health divestiture and another divestiture completed in 2014. The error in the accounting for income taxes associated with the Alere Health divestiture was primarily due to the incorrect determination of the book basis of the businesses sold. We expect that the adjustments related to these dispositions and other individually immaterial adjustments that will be recorded will decrease our GAAP income from discontinued operations, net of tax, in 2014, by between $36.0 million and $50.0 million, and will increase our GAAP loss from continuing operations in 2014 by between $9 million and $13 million. On a non-GAAP adjusted basis, we expect that the adjustments will decrease our income from continuing operations in 2014 by between $6.0 million and $8.0 million. We expect that the aggregate amount of adjustments to the following line items for the quarters ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014 will be as follows:

	Quarters Ended
	March 31, 2014		June 30, 2014	September 30, 2014	December 31, 2014
Increase (decrease) to GAAP loss from continuing operations	($1 million	)	$0	$4 – 5 million	$6 – 9 million

Decrease to GAAP income from discontinued operations, net of tax	$0		$0	$6 – 9 million	$30 - $40 million

The non-GAAP adjusted basis range of $6.0 million to $8.0 million noted above, excludes an adjustment related to a fair value adjustment to contingent consideration, net of tax, of approximately $2.9 million, along with other adjustments related to taxes associated with dispositions.

Although our review is continuing, at present we do not expect that the restatement will materially alter the 2014 revenue figures presented above or our previously issued 2015 financial guidance. We anticipate that we will file a Form 12b-25 to obtain additional time in which to complete the Form 10-Q for the first quarter of 2015.

Conference Call

We will host a conference call beginning at 8:30 a.m. (Eastern Time) today, May 5, 2015, to discuss these results, as well as other company matters. During the conference call, we may answer questions concerning business and financial developments and trends and other business and financial matters. Our responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

The conference call will be webcast live on the Investor Relations section of our website or accessed directly through the following link: http://www.videonewswire.com/event.asp?id=102219

To access the conference call, please use the following dial-in numbers and access code 6644738:

•	US (toll-free): 1-888-317-6003

•	International: 1-412-317-6061

•	Canada (toll-free): 1-866-284-3684

A replay will be available approximately one hour after the conclusion of the call and will remain available for a period of seven days following the call. To hear a replay of the conference call, please use the following dial-in numbers and replay code 10064811 (available for seven days):

•	US (toll-free): 1-877-344-7529

•	International: 1-412-317-0088

•	Canada (toll-free): 1-855-669-9658

The replay will also be available via online webcast on the Investor Relations section of the Alere website.

Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available on the Investor Relations section of the Alere website.

About Alere

Because Knowing now matters™, Alere delivers reliable and actionable information through rapid diagnostic tests, resulting in better clinical and economic healthcare outcomes globally. Headquartered in Waltham, Mass., Alere focuses on rapid diagnostics for cardiometabolic, infectious disease and toxicology. For more information on Alere, please visit www.alere.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For example, forward-looking statements include statements regarding the impact or amount of the restatement, including the anticipated change in our deferred tax assets and statements of income, the scope of the errors, the anticipation that additional adjustments will not be material, future revenues, future non-GAAP adjusted net income from continuing operations available to common stockholders per diluted share, future operating results, ability to maintain operating expense discipline, launch of new products, the filing of a Form 12b-25, the effect of trends in our business, areas of management focus, and future financial goals. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “intend,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. These statements involve risks and uncertainties, and actual results could differ materially from the statements made in this press release. Factors that might cause these differences include, but are not limited to, the effect of intense competition, risks arising from FDA inspections and government subpoenas, delays in product development, international business risks, fluctuations in currency exchange rates, the effects of healthcare reform, risks of clinical trials, potential regulatory burdens and obstacles, litigation and legal compliance risks, government investigations, cybersecurity risks, changes in global economic and political conditions, potential product defects, manufacturing or supply issues, potential intellectual property infringement, risks of acquisitions and divestitures, substantial indebtedness, contractual debt restrictions and requirements, fluctuations in quarterly results, potential delays in the preparation of restated financial statements, the risk that additional information will come to light during the course of the preparation of restated financial statements or the review thereof by our registered independent accounting firm that alters the scope or magnitude of the restatement; potential reviews, investigations or other proceedings by government authorities, stockholders or other parties; the risk that the Company’s remediation plan will be unsuccessful to prevent or detect additional misstatements and potential delays arising from the restatement, including a potential inability to prepare financial statements or file periodic reports on a timely basis, which would be a default under the Company’s senior secured credit facility and note indentures as well as a violation of the Securities Exchange Act and the listing rules of the NYSE, additional material weaknesses in internal controls and risks and other potential delays arising from the restatement. These and other risk factors are discussed in more detail under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2015. Copies are available through the Company’s Investor Relations department and at www.alere.com. The Company does not assume any obligation to update its forward-looking statements to reflect new information and developments.

# # #

Investor Relations

Juliet Cunningham

Vice President, Investor Relations

ir@alere.com

858.805.2232

Alere Inc. and Subsidiaries

Condensed Consolidated Statement of Continuing Operations

(in thousands, except per share amounts)

Three Months Ended March 31, 2015
Net product sales and services revenue	$605,727
License and royalty revenue	4,698

Net revenue	610,425
Cost of net revenue	316,168

Gross profit	294,257
Gross margin	48%
Operating expenses:
Research and development	28,016
Selling, general and administrative	201,770
Impairment and (gain) loss on dispositions, net	34,792

Operating income	29,679
Interest and other income (expense), net	(45,419)

Loss from continuing operations before benefit for income taxes	(15,740)
Benefit for income taxes	(7,919)

Loss from continuing operations before equity earnings of unconsolidated entities, net of tax	(7,821)
Equity earnings of unconsolidated entities, net of tax	3,959

Loss from continuing operations	$(3,862)

Computation of Earnings Per Share from Continuing Operations:

Loss from continuing operations	$(3,862)
Less: Income attributable to non-controlling interests	88

Loss from continuing operations attributable to Alere Inc. and Subsidiaries	(3,950)

Preferred stock dividends	(5,250)

Loss from continuing operations available to common stockholders	$(9,200)

Basic and diluted loss from continuing operations available to common stockholders	$(0.11)

Weighted average shares - basic and diluted	84,338

Alere Inc. and Subsidiaries

Reconciliation to Non-GAAP Adjusted Operating Results

(in thousands, except per share amounts)

Three Months Ended March 31, 2015
Reconciliation to Non-GAAP Adjusted Operating Income (1)
Operating income	$29,679

Adjustment related to acquired software license contracts	247
Amortization of acquisition-related intangible assets	50,693
Restructuring charges	4,270
Stock-based compensation expense	5,149
Compensation charges associated with acquisition-related contingent consideration obligations	606
Acquisition-related costs	51
Fair value adjustments to acquisition-related contingent consideration	(11,777)
Costs associated with potential business dispositions	3,731
Impairment and (gain) loss on dispositions, net	34,792

Non-GAAP adjusted operating income	$117,441

Three Months Ended March 31, 2015
Reconciliation to Non-GAAP Adjusted Income from Continuing Operations Available to Common Stockholders (1)
Loss from continuing operations available to common stockholders	$(9,200)

Adjustment related to acquired software license contracts	247
Amortization of acquisition-related intangible assets	50,716
Restructuring charges	4,277
Stock-based compensation expense	5,149
Compensation charges associated with acquisition-related contingent consideration obligations	606
Acquisition-related costs	51
Fair value adjustments to acquisition-related contingent consideration	(11,777)
Costs associated with potential business dispositions	3,731
Impairment and (gain) loss on dispositions, net	34,792
Interest expense recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility	364
Interest accretion associated with acquisition-related compensation charges	104
Income tax effects on items above	(28,640)

Non-GAAP adjusted income from continuing operations available to common stockholders	$50,420

Loss from continuing operations available to common stockholders per basic and diluted common share	$(0.11)

Weighted average shares - basic and diluted	84,338

Non-GAAP adjusted income from continuing operations available to common stockholders per diluted common share (2)	$0.57

Weighted average shares - diluted (2)	99,281

(1)	In calculating “Non-GAAP adjusted operating income” and “Non-GAAP adjusted income from continuing operations available to common stockholders”, the Company excludes (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from operating income and net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust operating income or net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “Non-GAAP adjusted operating income” and “Non-GAAP adjusted income from continuing operations available to common stockholders” are not standard financial measurements under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to operating income and net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “Non-GAAP adjusted operating income” and “Non-GAAP adjusted income from continuing operations available to common stockholders” presented in this press release may not be comparable to similar measures used by other companies.
(2)	Included in the weighted-average diluted shares for the calculation of non-GAAP adjusted income from continuing operations available to common stockholders were dilutive shares consisting of 1,266,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities and 10,239,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock. Further, the non-GAAP adjusted income from continuing operations available to common stockholders per diluted share calculation was based on $56.4 million of income which, in addition to the adjustments reflected in the table above, included the add back of interest expense related to the convertible debt of $0.7 million and the add back of $5.3 million of preferred stock dividends related to the Series B convertible preferred stock.

Alere Inc. and Subsidiaries

Selected Consolidated Revenues

(in thousands)

			% Change
	Q1 2015	Q1 2014	Q1 15 v. Q1 14
Professional diagnostics segment (1)
Cardiometabolic	$205,115	$213,963	-4%
Infectious disease	178,756	167,613	7%
Toxicology	148,756	155,533	-4%
Other (2)	51,132	60,616	-16%

Total professional diagnostics segment(1) (2)	583,759	597,725	-2%
Consumer diagnostics segment (1)	21,968	22,302	-1%
License and royalty revenue	4,698	5,213	-10%

Net revenue	$610,425	$625,240	-2%

(1)	Revenues have been reclassified for the impact of a change in segment reporting due to the divestiture of our health management business.
(2)	Revenues are presented in accordance with generally accepted accounting principles and exclude $0.2 million and $0.4 million related to acquired software license contracts which were not recognized during the three months ended March 31, 2015 and 2014, respectively, due to business combination accounting rules.

Alere Inc. and Subsidiaries

Reconciliation of Operating Income (Loss) to Non-GAAP Adjusted Operating Income (Loss)

(in thousands)

	For the Three Months Ended March 31, 2015
Operating Segment	Professional Diagnostics	Consumer Diagnostics	Corporate	Total
Net revenue	$588,457	$21,968	$—	$610,425
Adjustment related to acquired software license contracts (1)	247	—	—	247

Non-GAAP adjusted net revenue	$588,704	$21,968	$—	$610,672

Operating income (loss)	$52,062	$2,204	$(24,587)	$29,679
Adjustment related to acquired software license contracts (1)	247	—	—	247
Amortization of acquisition-related intangible assets	50,645	9	39	50,693
Restructuring charges	4,235	—	35	4,270
Stock-based compensation expense	—	—	5,149	5,149
Compensation charges associated with acquisition-related contingent consideration obligations	606	—	—	606
Acquisition-related costs	—	—	51	51
Fair value adjustments to acquisition-related contingent consideration	(11,777)	—	—	(11,777)
Costs associated with potential business dispositions	3,580	151	—	3,731
Impairment and (gain) loss on dispositions, net	34,792	—	—	34,792

Non-GAAP adjusted operating income (loss)	$134,390	$2,364	$(19,313)	$117,441

Non-GAAP adjusted operating income (loss) as % of Non-GAAP adjusted net revenue	22.8%	10.8%		19.2%

(1)	Estimated revenue related to acquired software license contracts that was not recognized during the first quarter of 2015 due to business combination accounting rules.

Comments:

In calculating “Non-GAAP adjusted operating income (loss)” in the schedule presented above, the Company excludes from “Operating income (loss)” (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from “Operating income (loss)” allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust “Operating income (loss)” for the costs associated with litigation, including payments made or received through settlements. It should be noted that “Non-GAAP adjusted operating income (loss)” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to “Operating income (loss)” as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “Non-GAAP adjusted operating income (loss)” presented in this schedule may not be comparable to similar measures used by other companies.

Reference should also be made to the Company’s financial results contained in our earnings press release regarding the periods presented in this schedule, which include a more detailed discussion of the adjustments to the GAAP operating results presented above.

Alere Inc. and Subsidiaries

Reconciliations to Non-GAAP Adjusted P&L Categories

(in thousands)

Three Months Ended March 31, 2015
Net revenue	$610,425
Adjustment related to acquired software license contracts	247

Non-GAAP adjusted net revenue	$610,672

Cost of net revenue	$316,168
Less adjustments:
Amortization of acquisition-related intangible assets	(14,196)
Restructuring charges	(1,502)
Costs associated with potential business dispositions	(391)
Stock-based compensation expense	(253)

Non-GAAP adjusted cost of net revenue	$299,826

Non-GAAP adjusted gross profit	$310,846

Three Months Ended March 31, 2015
Research and development	$28,016
Less adjustments:
Amortization of acquisition-related intangible assets	(861)
Restructuring charges	(493)
Stock-based compensation expense	(324)

Non-GAAP adjusted research and development	$26,338

Three Months Ended March 31, 2015
Selling, general and administrative	$201,770
Less adjustments:
Amortization of acquisition-related intangible assets	(35,636)
Restructuring charges	(2,275)
Stock-based compensation expense	(4,572)
Compensation charges associated with acquisition-related contingent consideration obligations	(606)
Acquisition-related costs	(51)
Fair value adjustments to acquisition-related contingent consideration	11,777
Costs associated with potential business dispositions	(3,340)

Non-GAAP adjusted selling, general and administrative	$167,067

Three Months Ended March 31, 2015
Impairment and (gain) loss on dispositions, net	$34,792
Impairment and (gain) loss on dispositions, net	(34,792)

Non-GAAP adjusted impairment and loss on disposition, net	$—

Three Months Ended March 31, 2015
Interest and other income (expense), net	$(45,419)
Less adjustments:
Restructuring charges	7
Interest expense recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility	364
Interest accretion associated with acquisition-related compensation charges	104

Non-GAAP adjusted interest and other income (expense), net	$(44,944)

Three Months Ended March 31, 2015
Benefit for income taxes	$(7,919)
Add: Income tax effects on Non-GAAP adjustments	28,661

Non-GAAP adjusted provision for income taxes	$20,742

Three Months Ended March 31, 2015
Equity earnings of unconsolidated entities, net of tax	$3,959
Less adjustments:
Amortization of acquisition-related intangible assets	105
Income tax effects on items above	—

Non-GAAP adjusted equity earnings of unconsolidated entities, net of tax	$4,064

Alere Inc. and Subsidiaries

Reconciliations of Gross Profit/Margin to Non-GAAP Adjusted Gross Profit/Margin

(in thousands)

	Three Months Ended March 31, 2015
Alere Consolidated
Net revenue	$610,425
Adjustment related to acquired software license contracts	247

Non-GAAP adjusted net revenue	610,672

Cost of net revenue	316,168
Less adjustments:
Amortization of acquisition-related intangible assets	14,196
Costs associated with potential business dispositions	391
Stock-based compensation expense	253
Restructuring charges	1,502

Non-GAAP adjusted cost of net revenue	299,826

Non-GAAP adjusted gross profit/margin	$310,846	50.9%

	Three Months Ended March 31, 2015
Professional Diagnostics Segment
Net product sales and services revenue	$583,759
Adjustment related to acquired software license contracts	247

Non-GAAP adjusted net product sales and services revenue	584,006

Cost of net revenue	295,416
Less adjustments:
Amortization of acquisition-related intangible assets	14,196
Costs associated with potential business dispositions	391
Stock-based compensation expense	253
Restructuring charges	1,502

Non-GAAP adjusted cost of net revenue	279,074

Non-GAAP adjusted gross profit/margin	$304,932	52.2%